CDW COMPUTER CENTERS, INC.


                             SECOND LEASE AMENDMENT


         THIS SECOND LEASE AMENDMENT is made as of the 15th day of April, 2001 by and between ORLEANS ILLINOIS VENTURE, an Illinois Limited Partnership, by IJM Management Limited Partnership an Illinois Limited Partnership (hereinafter referred to as "Landlord"), and CDW COMPUTER CENTERS, INC., an Illinois corporation (hereinafter referred to as "Tenant").


                                   WITNESSETH:


         A. Landlord and Tenant entered into a lease date January 25, 1995, as amended by Lease Amendment dated June 15, 1996 (hereinafter referred to as the "First Amendment") whereby Landlord leased to Tenant certain premises (hereinafter referred to as the "Premises") in the building located at 317 West Grand Avenue, Chicago Illinois, for a term (hereinafter referred to as the "Term") expiring February 28, 1999 (the aforesaid lease as so amended is hereinafter referred to as the "Lease").

         B. Tenant desires to extend the Term and Landlord is willing to extend the term as aforesaid on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein and in the Lease contained, and in consideration of the forgoing recitals which are incorporated herein by this reference, is hereby agreed as follows:

         1. Extension of Term. The expiration of the Term is hereby extended from June 30, 2001 to June 30, 2006 (hereinafter referred to as the "Second Extended Term"), subject to paragraph 14 hereof.

         2. Monthly Base Rent for New Premises . Commencing on July 1, 2001, (hereinafter referred to as the "New Deal Date") the Annual Base Rent and Monthly Base Rent for the entire Premises during the Second Extended Term shall be set forth in this paragraph 2. Tenant shall pay to Landlord Base Rent for the Second Extended Term without set-off or deduction whatsoever in the amount of One Million Seventy Four Thousand Four Hundred Eighty Seven Dollars and Thirty Six Cents ($1,074,487.36) payable in monthly installments in the amount of the applicable Monthly Base Rent set forth below on the New Deal Date and on the first day of each and every month of the Second Extended Term:


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                  (i) During the period commencing on July 1, 2001 and ending on
         June 30, 2002 the Annual Base Rent shall be One Hundred Ninety Eight Thousand Three Hundred Seventy Nine Dollars and Fifty Cents ($198,379.50) and the Monthly Base Rent shall be Sixteen Thousand Five Hundred Thirty One Dollars and Sixty Three Cents ($16,531.63).

                  (ii) During the period commencing on July 1, 2002 and ending on June 30, 2003 the Annual Base Rent shall be Two Hundred Six Thousand Three Hundred Fourteen Dollars and Sixty Eight Cents ($206,314.68) and the Monthly Base Rent shall be Seventeen Thousand One Hundred Ninety Two Dollars and Eighty Nine Cents ($17,192.89).

                  (iii) During the period commencing on July 1, 2003 and ending on June 30, 2004 the Annual Base Rent shall be Two Hundred Fourteen Thousand Five Hundred Sixty Seven Dollars and Twenty Seven Cents ($214,567.27) and the Monthly Base Rent shall be Seventeen Thousand Eight Hundred Eighty Dollars and Sixty One Cents ($17,880.61).

                  (iv) During the period commencing on July 1, 2004 and ending on June 30, 2005 the Annual Base Rent shall be Two Hundred Twenty Three Thousand One Hundred Forty Nine Dollars and Ninety Six Cents ($223,149.96) and the Monthly Base Rent shall be Eighteen Thousand Five Hundred Ninety Five Dollars and Eighty Three Cents ($18,595.83).

                  (v) During the period commencing on July 1, 2005 and ending on June 30, 2006 the Annual Base Rent shall be Two Hundred Thirty Two Thousand Seventy Five Dollars and Ninety Six Cents ($232,075.96), and the Monthly Base Rent shall be Nineteen Thousand Three Hundred Thirty Nine Dollars and Sixty Six Cents ($19,339.66).

         3. Gross Rent. Effective on the New Deal Date: (i) paragraph L of Section 1 of the Lease; (ii) Section 2 of the Lease; and (iii) paragraphs 11,12,13 of the Rider attached to the Lease, shall be no force or effect with respect to the Second Extended Term and the Renewal Term (hereinafter defined).

         4. Signs. Effective upon full execution hereof, paragraph 7 of the First Amendment shall be deleted and the following shall be inserted in place thereof:

         "Tenant may, at its sole cost and expense, affix and maintain: (i) upon the west exterior wall of the building in which the Premises are located, a sign identifying Tenant, containing the logo of Tenant and containing an electronic message board.; and (ii) on the southern wall of the existing fitness center a sign identifying Tenant. Tenant shall maintain such signs in good order and repair during the Term and shall remove such sign at the end of the Term and shall replace and repair any damage caused by any such removal. Any such sign shall be in compliance with all applicable laws, statutes and ordinances and the erection of such sign shall be deemed a portion of the Tenant's Work as described in paragraph 5 hereof and shall comply in all respects with the provisions relating thereto."



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         5. Termination. In the event that Tenant is not in default under the terms of the Lease, as amended hereby, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute an event of default, Tenant shall have the right to cancel this Lease, effective on June 30, 2003, June 30, 2004 or June 30, 2005 (each such date is hereinafter referred to as a "Cancellation Date"), which right may only be exercised by Tenant's delivery of written notice (hereinafter referred to as the "Cancellation Notice") to Landlord at least six (6) months prior to the applicable Cancellation Date, which Cancellation Notice shall be accompanied by a certified or cashier's check in the amount of: (i) Thirty Thousand Dollars and No Cents ($30,000.00) if the Lease is canceled effective June 30, 2003; (ii) Twenty Thousand Dollars and No Cents ($20,000.00) if the Lease is canceled effective June 30, 2004; or (iii) Ten Thousand Dollars and No Cents ($10,000.00) if the Lease is canceled effective June 30, 2005, payable to Landlord as a fee for such cancellation. The Cancellation Notice shall provide the applicable Cancellation Date. In the event Tenant timely elects to cancel this Lease, Tenant shall vacate the Premises in the condition required herein and shall pay to Landlord all rent and any other sums that have accrued under the terms of this Lease up to and including the Cancellation Date. The failure of Tenant to timely deliver the Cancellation Notice or to pay the requisite sums in accordance with the terms of this section shall preclude Tenant from exercising its option pursuant to this Paragraph.

         6. Allowance. Landlord will provide a refurbishing allowance in the amount of Twenty Thousand Dollars and No Cents ($20,000.00) (hereinafter referred to as the Refurbishing Allowance") at the New Deal Date for the purpose of re-carpeting and painting the Premises. The Refurbishing Allowance shall be paid to Tenant no later than thirty (30) days after receipt by Landlord of all documentation required by Landlord pursuant to Section 8 of the Lease and Paragraph 5 of the First Amendment plus evidence of full payment for such re-carpeting and painting the Premises.

         7. Condition. Tenant accepts the Premises in its then as-is condition on the New Deal Date and acknowledges that Landlord has made no representation with respect to and shall not be responsible for the condition of the Premises.

         8. Brokers. Tenant and Landlord each represent and warrant to the other that neither Tenant nor Tenant's officers or agents, nor any other person acting on Tenant's behalf, nor Landlord, nor Landlord's officers or agents, nor any other person acting on Landlord's behalf, as the case may be, has dealt with any real estate broker other than CB Richard Ellis, Inc. (hereinafter referred to as "CB") in the negotiation and making of this Amendment. Tenant and Landlord each agree to indemnify and hold each other harmless from the claim or claims of any other broker or brokers (other than CB) to the effect that it or they have caused Tenant or Landlord, as the case may be, to enter into this Amendment. Landlord shall pay or cause to be paid all commissions, consulting fees and any other compensation, if any, owing to CB in connection with the making of this Amendment in accordance with any separate lease commission or similar agreement heretofore entered into between Landlord and CB.

         9. Binding Effect. Except as modified herein, the terms, conditions and covenants of the Lease shall remain in full force and effect during the Second Extended Term, and shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns. The paragraph headings herein contained are for convenience and shall not be deemed to govern or control the substance hereof. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in the Lease as amended by this Second Lease Amendment which alone fully and completely express their agreements, and that neither party is relying upon any statement or representation, not embodied in the Lease as amended hereby, made by the other. Each party expressly acknowledges that, except as expressly provided in the Lease as amended hereby, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Premises. The preparation of this Second Lease Amendment has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

         10. Governing Law. This Second Lease Amendment shall be governed and construed under the laws of the State of Illinois.

         11. No Default. Tenant hereby warrants that it is not presently in default under the Lease. Landlord hereby warrants that it is not presently in default under the Lease.

         12. Inconsistency. Except as modified herein, the terms, conditions and covenants of the Lease shall remain unchanged and otherwise in full force and effect, and are hereby ratified and reaffirmed. In the event of an inconsistency between this Second Amendment to Lease and the Lease, the terms herein shall control.

         13. Representations and Acknowledgments. Tenant hereby acknowledges and agrees that, to the best knowledge of Tenant, as of the date of this Second Lease Amendment: (i) there are no offsets, defenses or counterclaims against Landlord arising out of or in any way relating to the Lease; (ii) neither Landlord nor Tenant is in default under or has breached the Lease; and (ii) the Lease as amended hereby represents the entire agreement between the parties thereto as to the Premises, and Tenant neither has nor claims any right or interest in or under any contract, option or agreement involving the Premises.

         14. Renewal Option. Tenant shall have one (1) option (hereinafter referred to as the "Renewal Option") to extend the Term of the Lease for all of the Premises as of the expiration of the Second Extended Term, for an additional period of five (5) years (hereinafter referred to as the "Renewal Term"), upon the following terms and conditions:

                  (a) Tenant gives Landlord written notice of its exercise of the Renewal Option at least nine (9) months prior to the expiration of the Second Extended Term.

                  (b) Tenant is not in default under this Lease either on the date Tenant delivers the notice required under (a) above or at any time thereafter prior to the commencement of the Renewal Term.

                  (c) All of the terms and provisions of this Lease (except this paragraph 14 and except as otherwise provided in this Second Lease Amendment) shall be applicable to the Renewal Term, except that Annual Base Rent for the Renewal Term shall be equal to the Fair Value (as hereinafter defined). For purposes of this Lease, the "Fair Value" shall mean an annual amount per rentable square foot for a term equivalent to the period for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing, creditworthy, new non-equity tenant leasing comparable space would pay and a willing, comparable landlord of comparable space in the Chicago, Illinois/River North Area (hereinafter referred to as the "Market") would accept at arm's length, giving appropriate consideration to generally applicable terms and conditions prevailing for such comparable space. Should Tenant notify Landlord of its exercise of the Renewal Option, Landlord shall notify Tenant of Landlord's determination of Fair Value not later than ten (10) months prior to the expiration of the Second Extended Term. Should Tenant not object in writing to the determination of Fair Value made by Landlord within fourteen days of receipt thereof, the determination of Fair Value made by Landlord shall be binding on the parties. Should Tenant object in writing to the determination made by Landlord within said fourteen (14) day period, Fair Value shall be determined by an appraiser mutually agreed upon by the parties hereto, it being further agreed that each of the parties shall pay one-half of the fees of such appraiser; provided, however, that if the parties cannot agree upon an appraiser within ten (10) days following the date on which Tenant objects to the determination of Fair Value by the Landlord, Landlord shall, within seven (7) days after the expiration of said ten (10) day period advise Tenant of the names of three (3) appraisers acceptable to Landlord. Tenant shall within five (5) days of receipt of such list of appraisers choose one of such appraisers who shall be engaged to determine the Fair Value as described herein, it being further agreed that each of the parties shall pay one-half of the fees of such appraiser. In the event that Fair Value has not been determined by the date on which the Renewal Term commences, Tenant shall continue to pay Annual Base Rent in the amount payable immediately prior to the commencement of the Renewal Term and the amount of any difference between that amount and the Fair Value for that part of the Renewal Term for which Annual Base Rent was paid at the former rate shall be paid by or refunded to Tenant promptly following determination of the applicable new rate based on Fair Value. Any appraiser selected hereunder shall be a real estate broker who has at least seven (7) years experience leasing comparable properties in the Market.

                  (d) Failure to exercise the Renewal Option shall be deemed to be a waiver of Tenant's right to exercise the Renewal Option.

                  (e) Tenant agrees to accept the Premises to be covered by this Lease during the Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

                  (f) The Renewal Option herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the Premises, (iii) any assignment or subletting by Tenant, or (iv) the failure of Tenant to timely or properly exercise the Renewal Option.





         IN WITNESS WHEREOF, this Second Lease Amendment is executed as of the day and year set forth above.




LANDLORD:                 ORLEANS   ILLINOIS   VENTURE,   an  Illinois  Limited
                          Partnership, by IJM Management Limited Partnership, an Illinois Limited Partnership



                          By:    _/s/ Irving J. Markih_____
                          Name:  _Irving J. Markih_________
                          Title:  President________________





TENANT:                  CDW COMPUTER CENTERS, INC., an Illinois corporation



                         By:    __/s/ Doug Eckrote_________

STATE OF ___IL______                 )
                                     )
COUNTY OF __Cook_____                )


                  I, _Chrystal L. Foss___, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _Irving J. Markih____, as _President_____ of IJM MANAGEMENT LIMITED PARTNERSHIP, the _agent____ of ORLEANS ILLINOIS VENTURE, an Illinois limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _President_____ of said Limited Partnership, appeared before me this day in person and acknowledged that __he__ signed and delivered the said instrument as _his__ own free and voluntary act and as the free and voluntary act of said Limited Partnership, for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this __7th__ day of __June____, 2001.
                        /s/ Chrystal L. Foss
                     --------------------------------------
                                  Notary Public

STATE OF ___IL_____                 )
                                    )
COUNTY OF _Cook_____                )


                  I, _Michael Tepper___________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _Doug Eckrote________, as _SR VP of Purchasing_ of CDW COMPUTER CENTERS, INC., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such __SR VP___ of said Corporation, appeared before me this day in person and acknowledged that __he__ signed and delivered the said instrument as _his___ own free and voluntary act and as the free and voluntary act of said Corporation, for the uses and purposes therein set forth.

                  GIVEN under my hand and notarial seal this __6th____ day of __June_____, 2001.

        /s/ Michael Tepper
--------------------------------------
Notary Public